EXHIBIT 23

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

      We consent to the use in this Annual Report on Form 10-K of Mitel Corporation of our report with respect to the Company's consolidated financial statements for the year ended March 31, 2000.

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 numbers 2-74833, 2-78545, 2-84711, 2-86511, 2-92200,
2-92201, 2-92494, 33-1371, 33-9682, 33-45716, 33-98946 and 333-66315) pertaining to the Stock Purchase Plan for Eligible U.S. Employees, the Stock Option Plan for Key Employees, the Basic Stock Option Plan, The Stock Option Plan for Key Employees, the 1984 Stock Option Plan, the Basic Stock Option Plan, the United Kingdom Savings Related Share Option Scheme, the 1985 Stock Option/Stock Purchase Plan, the Preferred Share Purchase Plan, the 1991 Stock Option Plan for Key Employees and Stock Option Grant to Anthony F. Griffiths and the 1991 Stock Option Plan for Key Employees and Non-Employee Directors respectively, and in the Registration Statements (Forms S-3 numbers 2-81989, 2-82262, 2-88432, 2-91496 and 2-96412) of Mitel Corporation, and in the related prospectuses, of our report dated April 28, 2000, except as to note 27 which is as of June 7, 2000, with respect to the consolidated financial statements of Mitel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended March 31, 2000.

      Our audit also included the financial statement schedule of Mitel Corporation listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      Ottawa, Canada,
                                                   /s/ ERNST & YOUNG LLP
                                                   -----------------------------
      June 22, 2000                                    ERNST & YOUNG LLP